                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                          FREMONT GENERAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                                      [LOGO]
                          FREMONT GENERAL CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 8, 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Fremont General Corporation (the "Company") will be held in the Wedgewood Room of the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, on Thursday, May 8, 1997 at 2:00 p.m., for the following purposes:

     1. Election of a Board of seven (7) Directors to serve until the next Annual Meeting or until their successors have been elected and qualified;

     2. Approval of the 1997 Stock Plan;

     3. Ratification of the appointment of Ernst & Young LLP as independent auditors; and

     4. Transaction of such other business as may be properly brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 21, 1997 will be entitled to vote at said meeting or any postponement or adjournment thereof. A list of such stockholders will be open to the examination of any stockholder at the meeting and for a period of ten days prior to the date of the meeting at the executive offices of Fremont General Corporation, 2020 Santa Monica Boulevard, 6th Floor, Santa Monica, California 90404.

     Stockholders are requested to mark their choices, date, sign, and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you plan to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

     All stockholders are cordially invited to attend the meeting.



                                                 /S/ ALAN W. FAIGIN
                                                 ---------------------------
                                                 Alan W. Faigin, Secretary

April 10, 1997

                          FREMONT GENERAL CORPORATION

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Fremont General Corporation, a Nevada Corporation (hereinafter called the "Company" or "Fremont General"), of proxies to be used at the Annual Meeting of Stockholders to be held on May 8, 1997 (the "Annual Meeting"), and at any adjournments thereof. A form of proxy is enclosed for use at the meeting. Unless contrary instructions are indicated on the proxy, the persons designated as proxy holders in the proxy card will vote all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) for the election of the seven nominees for directors named below, for approval of the 1997 Stock Plan, for ratification of the appointment of Ernst & Young LLP as independent auditors, and as recommended by the Board of Directors with regard to any other matters, or if no recommendation is given, in their own discretion.

     A proxy may be revoked by a stockholder at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or by submitting prior to the time of the meeting a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, whether by proxy, voice vote or ballot, are requested to so notify the Secretary of the Company prior to the time of the meeting.

     The Company will bear the cost of solicitation of proxies. In addition to the use of mails, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy material to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. The Company has engaged Georgeson and Company, Inc., Wall Street Plaza, New York, New York, to aid in the solicitation of proxies for which the Company will pay an estimated fee of $6,000 plus reimbursable out-of-pocket expenses.

     The principal executive office of the Company is 2020 Santa Monica Boulevard, 6th Floor, Santa Monica, California 90404. The approximate date when this Proxy Statement and form of proxy are being first sent to stockholders is April 10, 1997.

                      VOTING SECURITIES AND VOTE REQUIRED

     The close of business on March 21, 1997 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any postponements or adjournments thereof.

     Shares of common stock, of which 29,418,848 shares were outstanding as of March 21, 1997, are the only voting securities of the Company. Unless otherwise noted, all statistics as to stock ownership are given as of March 21, 1997. Each stockholder of record at the close of business on March 21, 1997 is entitled to one vote for each share of common stock then held on each matter to come before the meeting. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. If such quorum is present, the affirmative vote of the majority of the shares represented and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless otherwise required by law or by the Articles of Incorporation.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." If a broker or nominee has indicated on the proxy that it does not have discretionary authority to vote certain shares (i.e., "broker non-votes"), those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares shall be counted for quorum purposes and entitled to vote on other matters).

     Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals and nominees of the Board of Directors, as indicated in the accompanying proxy card.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, seven (7) Directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The shares represented by the enclosed proxy will be voted for the election of the nominees named below as Directors, unless authority to vote for Directors is withheld. If any nominee for any reason presently unknown cannot be a candidate for election or if a vacancy should occur before the election (which events are not anticipated), the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board of Directors (or the number of authorized directors may be reduced).

     The information set forth below as to each nominee for Director has been furnished to the Company by the respective nominees for Director:

                                                    PRINCIPAL BUSINESS
                                                  EXPERIENCE DURING PAST
                                                  FIVE YEARS AND CERTAIN              DIRECTOR
             NAME                AGE                OTHER DIRECTORSHIPS                SINCE
-------------------------------  ---   ---------------------------------------------  --------
James A. McIntyre(1)             64    Chairman and Chief Executive Officer of the     1972
                                       Company.
Wayne R. Bailey                  42    Executive Vice President, Treasurer and Chief   1996
                                       Financial Officer of the Company since May
                                       1995; Senior Vice President and CFO of the
                                       Company, from February 1994 to May 1995; Vice
                                       President and CFO from 1990 to 1994. Director
                                       and officer of subsidiary companies during
                                       the past 11 years.
Dr. Houston I. Flournoy(2)(3)    67    Special Assistant to the President for          1977
                                       Governmental Affairs, University of Southern
                                       California since August 1981; Professor,
                                       University of Southern California from 1973
                                       to 1993; Director and member of Audit and
                                       Nominating Committees of Lockheed-Martin
                                       Corporation, a manufacturer of aircraft;
                                       Director and a member of the Audit and
                                       Compensation Committees of Tosco Corporation,
                                       an oil refiner.
C. Douglas Kranwinkle(1)(2)(3)   56    Managing Partner, O'Melveny & Myers since       1973
                                       June 1996; Senior Partner, O'Melveny & Myers
                                       from January 1989 to June 1996.
David W. Morrisroe(2)(3)         64    Formerly Vice President, Business and Finance   1989
                                       and Treasurer, California Institute of
                                       Technology; Director, Huntington Memorial
                                       Hospital Board; Member, Huntington Library
                                       Investment Committee; Member Emeritus, NASA
                                       Space Telescope Institute Council; Member
                                       Emeritus, National Optical Observatories
                                       Board; Trustee Emeritus, University of San
                                       Diego.
Louis J. Rampino(1)              44    President and Chief Operating Officer of the    1994
                                       Company; Director and officer of the Company
                                       and certain subsidiary companies during the
                                       past 14 years; employee for 19 years.
Dickinson C. Ross(2)(3)          73    Retired; formerly Chairman of Johnson &         1987
                                       Higgins of California, an international
                                       insurance brokerage firm.

---------------

(1) Member of the Executive Committee (Mr. McIntyre, Chairman), which has the authority to exercise the powers of the Board of Directors in the management of the Company in accordance with the policy of the Company when said Board is not in session, except for actions specifically required by statute to be performed by the full Board. There were no meetings of the Executive Committee during 1996.

(2) Member of the Audit Committee (Mr. Morrisroe, Chairman), which meets periodically with management, the independent public accountants and the internal auditors to make inquiries regarding the manner in which the responsibilities of each are being discharged and reports thereon to the Board of Directors. The Audit Committee also recommends for the approval of the Board of Directors and ratification by the stockholders, the annual appointment of the independent public accountants with whom the Audit Committee reviews the scope of the audit and non-audit assignments and the related fees, the accounting principles being applied by the Company in financial reporting, the scope of internal financial auditing procedures, and the adequacy of internal controls. The Audit Committee met three (3) times during 1996.

(3) Member of the Compensation Committee (Mr. Ross, Chairman), which reviews and makes recommendations to the Board of Directors with respect to the Company's various compensation programs and administers the Company's stock option and restricted stock award plans. The Compensation Committee met four
    (4) times during 1996. See "Report of the Compensation Committee."

     There were four (4) meetings of the Company's Board of Directors during 1996. No nominee for Director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which he served. There is no nominating committee of the Board of Directors.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

COMPENSATION OF DIRECTORS

     In addition to a monthly fee of $2,000, a per-meeting fee of $1,500 is paid to Directors who are not also employees of the Company or any of its subsidiaries for serving as such and for attending regular meetings of the Board and meetings of the various committees on which they are members, plus reimbursement for the actual expenses incurred to attend such meetings. Non-employee Directors also receive $1,500 for each special meeting attended. No additional compensation is provided for committee members, nor are Directors who are also employees of the Company or any subsidiary paid compensation for serving as Directors or members of committees of the Board.

     The Board previously adopted a retirement plan for non-employee Directors who serve at least five (5) years and achieve age sixty-five (65). Under the plan, the Company will continue paying monthly service fees at the then-current rate for three (3) years after a director's retirement, or in a lump sum at the discretion of the Board. Such benefits as remain owing are extended to the surviving spouse of a Director who dies prior to retirement or during the three
(3) year period thereafter. Age restrictions for sitting Directors when the plan was adopted were grand-fathered. In May 1996, Kenneth L. Trefftzs retired from the Company's Board of Directors and he is currently receiving fees under this retirement plan.

     Dr. Trefftzs' retirement became effective on May 9, 1996, the date of the Annual Meeting of Stockholders. Dr. Trefftzs received $69,909 to compensate him for non-vested stock options, lost as a result of his retirement from the Board, which would otherwise have vested by or before May 14, 1996 if the 1996 Annual Meeting of Stockholders had been held five days later.

     Under the Company's Amended Non-Qualified Stock Option Plan of 1989 (the "1989 Plan"), each non-employee Director was granted automatically on May 14, 1992, May 13, 1993, May 12, 1994 and on May 11, 1995, a non-qualified stock option to purchase 6,188 shares of the Company's common stock at the exercise price of $8.889, $13.435, $14.321 and $15.682 per share, respec-
tively. The number of shares and exercise prices have been adjusted to reflect the effect of stock splits and a stock dividend distributed by the Company subsequent to the grant dates of the respective stock options. The purchase price per share of common stock covered by each such option granted to a non-employee Director was the fair market value of the common stock on the date the option was granted. The options are exercisable at the rate of 25% per annum commencing on the first anniversary of their grant and, unless earlier exercised or terminated, will expire ten (10) years after they are granted. No stock options were granted to Directors in 1996.

     Each non-employee Director was awarded 26,000 shares of restricted common stock under the Company's 1995 Restricted Stock Award Plan, As Amended. The restrictions on these shares will generally be released at the rate of 10% per year beginning on the first designated release date, commencing in 1997, and on each of the nine anniversaries thereafter, provided that the Director is still serving on the Board of Directors and the Company has not exercised its reacquisition option with respect to such shares. See "1995 Restricted Stock Award Plan, As Amended."

EXECUTIVE OFFICERS AND COMPENSATION

     The following table sets forth the names, ages, employment dates and positions of the executive officers and certain other officers of the Company and the date each became an officer of the Company (or its predecessor companies). All executive officers have been with the Company for over five (5) years and have served as officers of the Company and its subsidiary companies. Executive officers are elected annually.

                                                                             EMPLOYEE     OFFICER
         NAME                           POSITION                     AGE      SINCE        SINCE
----------------------  -----------------------------------------    ---     --------     -------
McIntyre, James A.(1)   Chairman of the Board, &                     64       1963         1963
                        Chief Executive Officer
Rampino, Louis J.(1)    President & Chief Operating Officer          44       1977         1989
Bailey, Wayne R.(1)     Executive Vice President,                    42       1986         1989
                        Treasurer & Chief Financial Officer
Meyers, Raymond G.      Senior Vice President &                      50       1980         1989
                        Chief Administrative Officer
Faigin, Alan W.(1)      Secretary & General Counsel                  40       1980         1994
Donaldson, John A.      Senior Vice President, Controller &          42       1981         1993
                        Chief Accounting Officer
Little, James E.        President & Chief Executive Officer,         47       1979         1979
                        Fremont Compensation Insurance Group(2)
Zoota, Murray           President & Chief Executive Officer,         52       1977         1983
                        Fremont Investment & Loan(2)

------------------------

(1) Messrs. McIntyre, Rampino, and Bailey are directors, and Messrs. McIntyre, Rampino, and Faigin are officers, of Fremont Funding Inc., a wholly owned subsidiary of the Company which has securities registered pursuant to
    Section 12 of the Securities Exchange Act of 1934. Directors and officers of Fremont Funding, Inc. are elected annually.

(2) Wholly owned subsidiaries of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Price Performance Graph (see "Fremont General Corporation Stock Price Performance") shall not be incorporated by reference into such filings or any future filings, except to the extent the Company specifically incorporates this report or the graph referenced therein, and the report and the graph shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

     The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised of independent, non-employee Directors. The Committee's responsibilities include: (a) reviewing compensation policies consistent with and linked to the Company's strategies; (b) reviewing and recommending to the Board of Directors the adoption of any compensation plans in which officers and directors of the Company are eligible to participate; (c) assessing the performance of the Chief Executive Officer and other executive officers; (d) ensuring that compensation is appropriate to Company performance;
(e) approving officers' compensation, (f) recommending the compensation of executive management to the Board of Directors; and, (g) administering the Company's employee stock option, restricted stock and incentive plans.

     The compensation policy of the Company with respect to its executives and employees has long been and continues to be focused on paying for performance and results. This policy includes all forms of compensation -- base salary, bonuses, stock options, restricted stock, benefits and perquisites. Particular emphasis has been placed by the Committee on linking compensation to pre-tax earnings targets.

     The Committee is provided with reports and data developed by internal Company staff and by retained outside compensation consultants with access to extensive industry data in the compensation area. Also, at the request of the Committee, the Company occasionally retains the services of a leading nationally recognized consulting firm to review its compensation practices in keeping with the stated policy of the Committee, and to ascertain that the Company's compensation practices are comparable to those of companies in the various market indices reported in the Performance Graph (see "Fremont General Corporation Stock Price Performance") which have similar businesses, size, and performance.

     The Executive Compensation program for officers of Fremont General is composed of three basic components tied to objective performance standards: (1) base salary, (2) annual cash bonus opportunity, and (3) long term cash and stock ownership opportunity. The Company's compensation policy is to pay its executives for performance at rates which are above the averages of compensation survey data reported by insurance, financial and diversified financial services organizations of comparable size and structure.

     Compensation Limitations. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1,000,000 in any one year, excluding from this limit performance-based compensation. The Committee has considered the potential future effects on the Company of Section 162(m) and does not currently anticipate changing its policy solely for the purpose of qualifying such compensation as performance-based within the meaning of Section 162(m).

BASE SALARY

     Base salary represents only a portion of each executive's total targeted cash compensation opportunity each year. Individual annual performance criteria are used to annually adjust the base salary.

MANAGEMENT INCENTIVE COMPENSATION PLAN (ANNUAL BONUS PLAN)

     The Company places significant emphasis on attaining predetermined earnings targets. It provides each executive with an opportunity to earn an annual bonus upon the Company's achievement of those goals.

     Bonus "targets" represent the balance of each executive's total targeted annual cash compensation opportunity, and range from 10% to 50% of each executive's base salary. These individual "target" bonus amounts are set by the Committee based on available total annual compensation survey data to reflect the ranking and relative level of contribution to results each executive is expected to make. Actual bonuses earned can range from half of the executive's "target" amount for performance at the minimum acceptable earnings level as set by the Committee, to a maximum of three (3) times the "target" amount for results substantially in excess of the Company's goals.

LONG-TERM COMPENSATION

     In addition to annual compensation considerations, the Company has adopted three (3) forms of long-term compensation which focus the executives on increasing stockholder value over the long term by aligning the interests of the officers with those of the stockholders through equity ownership.

     -- The Long-Term Incentive Compensation Plan ("LTICP") provides for a cash bonus opportunity dependent upon the Company achieving a cumulative pre-tax earnings target over a three (3) year period.

     -- The Amended Non-Qualified Stock Option Plan of 1989 (the "1989 Plan") provides a long-term compensation opportunity for the officers of the Company and certain key subsidiary officers. The participants ("Optionees") accrue exercise rights at the rate of 25% per year beginning on the first anniversary of each grant.

         In determining the number of stock options to grant each executive, the Committee considered a variety of methods used including a target gain projection, a present value calculation and a structure based on executive salary grades or salary multiples. The Committee opted to use a salary multiple calculation model, which is common practice where grants are staggered over three (3) to five (5) years. No stock options were granted during 1996.

         The Committee's intent in utilizing these methods, coupled with the four (4) year vesting schedule on each grant, was to enhance the long-term nature of this program and to achieve its goal of linking the financial interests of the executives very closely to those of the stockholders.

     -- The 1995 Restricted Stock Award Plan, as amended ("RSAP") also provides a long-term compensation opportunity for the officers and certain key employees of the Company and its subsidiaries. The shares of Common Stock awarded under the RSAP are restricted and may not be sold by the participants ("RSAP Participants") until these restrictions lapse. All of the shares issued under the RSAP are held in escrow by the Company for the account of each RSAP Participant pending the release of the restrictions. Shares will generally be released from restriction at the rate of ten percent (10%) per year beginning on the first designated release date and on each of the nine anniversaries thereafter, provided that the RSAP Participant's status as an employee or Director has not terminated and the Company has not exercised its reacquisition option. RSAP Participants have full voting and dividend rights with respect to the shares.

         The Committee uses a salary multiple calculation model to determine the number of restricted shares to award to each RSAP Participant similar to that used for determining the number of stock options it grants under the 1989 Plan. During 1996, the Committee opted to award restricted shares under the RSAP rather than to grant options under the 1989 Plan.

         The Company has entered into employment agreements with certain executive officers which include provisions for acceleration of the release of restrictions on shares awarded to them under the RSAP, and for acceleration of vesting on stock options granted to them under the 1989 Plan, upon the occurrence of certain events.

     In May 1966 the Committee approved a Split-Dollar Life Insurance Program (the "Program") for Executive Officers and other key employees of the Company. Participants under the Program are provided with individual life insurance policies with death benefit limits at two (2) or two-and-one-half (2 1/2) times compensation (depending upon the individual participant's position level with the Company) with a cash value that accumulates over time. Participants are entitled to any excess of the Program's cash surrender values over Company premiums upon their termination of employment. At age sixty-five (65) the excess cash surrender value is intended to provide a fully paid-up post-retirement life insurance benefit equal to 50% of the pre-retirement life insurance benefit. The covered participant owns the policy. The Company pays all premiums and retains a collateral interest equal to the amount of such premiums. The Company will recover this collateral interest upon the later to occur of the date the insured participant reaches age sixty-five (65), after ten (10) policy years, when the policy is fully or partially surrendered, or upon payment of the death benefit. All employees who participate in this Program also have basic group term life insurance coverage of $50,000 paid by the Company.

EMPLOYMENT AGREEMENTS

     The Compensation Committee recommended and the Board of Directors approved an amendment to the 1994 Employment Agreement with Mr. James A. McIntyre, Chairman and Chief Executive Officer. The Compensation Committee recommended and the Board of Directors approved Employment Agreements with Messrs. Louis J. Rampino, President and Chief Operating Officer, and Wayne R. Bailey, Executive Vice President and Chief Financial Officer, and a Management Continuity Agreement with Messrs. Raymond G. Meyers, Senior Vice President and Chief Administrative Officer, and James E. Little, President and Chief Executive Officer, Fremont Compensation Insurance Group (a wholly owned subsidiary of the Company) (see "Employment Agreements").

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Specifically, with respect to the compensation of James A. McIntyre, Chairman and Chief Executive Officer, the Committee reports:

          1. Base Salary -- Mr. McIntyre's base salary in 1996 was $718,817 (See "Summary Compensation Table"), which accounted for approximately forty percent (40%) of his total annual compensation earned in 1996. This amount is within the 50th-75th percentile of salaries paid to Chief Executive Officer's in companies of comparable-size in the diversified financial services industries.

          2. Annual Bonus -- Mr. McIntyre was awarded an annual bonus for 1996 of $1,050,000 pursuant to the 1996 Management Incentive Compensation Plan which accounts for approximately fifty-eight percent (58%) of the total annual compensation Mr. McIntyre earned in 1996. This bonus is equal to one hundred forty-six percent (146%) of his 1996 base salary rate and results from the Company's achievement of pretax profit in 1996 that exceeded the goal set by the Committee at the beginning of 1996.

          3. Long Term Incentive Compensation Plan ("LTICP") -- Mr. McIntyre participates in the Company's Long Term Incentive Compensation Plan. This "three year" plan was adopted by the Board in 1996, and provides for bonus opportunity dependent upon the Company achieving a cumulative pre-tax earnings target from 1996 through 1998. The current 1996 LTICP is substantially a renewal of the 1993 LTICP, also a "three year" plan which ran through December 31, 1995. The bonus amount at the maturity of the LTICP will equal the cash value of a predetermined number of shares of Company common stock. The number of shares used to calculate this bonus was determined by the Board in 1996 based upon his salary, divided by the common stock price on January 2, 1996 (as adjusted for stock splits and stock dividends). See "1996 Long-Term Incentive Compensation Plan."

          4. Other Compensation -- In 1996, other compensation paid to Mr. McIntyre included Company contributions into the Investment Incentive Plan (401(k) Plan), Supplemental Executive Retirement Plan, Employee Stock Ownership Plan and Excess Benefits Plan (collectively, $264,115) and contributions to fund supplemental medical and life insurance ($40,855). The Company advanced a portion of the premiums payable in 1996 on a split-dollar life insurance policy ($393,596) under an agreement between the Company and a trust established by Mr. and Mrs. James A. McIntyre. These advances are secured by a collateral assignment of the policy to the Company. See "Employment Agreements." Mr. McIntyre also participates in the Company's Split-Dollar Life Insurance Program under which the Company advanced $140,000 in premiums in 1996. See "Split-Dollar Life Insurance Program." In 1996 Mr. McIntyre was awarded 446,600 shares of restricted stock under the RSAP.

     The Company entered into an employment agreement with Mr. McIntyre in 1994 which replaced a prior agreement. In 1996, the Company entered into an amendment to this employment agreement. This agreement ensures that the Company will continue to have Mr. McIntyre's services available to it pursuant to the agreement's terms. See "Employment Agreements."

     The Committee's policies with respect to executive compensation for other executive officers of the Company are substantially the same as those applied to Mr. McIntyre on an appropriate scale based upon scope of responsibility and position level. Each of these four (4) executives received annual base salaries, annual bonuses, long-term bonuses, restricted stock awards and other compensation as reported in the Summary Compensation Table (see "Summary Compensation Table") on substantially the same basis as were applied to the Chief Executive Officer, at lesser rates.

     It remains the policy of the Committee to compensate executives of the Company based principally on achievement of pretax earnings targets in an effort to enhance stockholder value on a long term basis.

     The tables that follow disclose details of compensation paid to the executives of the Company in 1996, as well as that paid in the previous two (2) years. Descriptions of the Company's employment agreements with its officers and the retirement and benefit plans follow.

            Compensation Committee

            Dickinson C. Ross, Chair              C. Douglas Kranwinkle
            Houston I. Flournoy                   David W. Morrisroe

     The following table and accompanying notes provide information with respect to total compensation earned or paid by the Company to the Chief Executive Officer and the four most highly compensated executive officers serving at the end of fiscal 1996 (the "Named Executive Officers") during fiscal years 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE
                          DOLLARS IN THOUSANDS ($000)


                                                                                 LONG-TERM COMPENSATION
                                                                    -------------------------------------------------
                                    ANNUAL COMPENSATION                     AWARDS                  PAYOUTS
                         -----------------------------------------  -----------------------  ------------------------
          (a)             (b)     (c)        (d)          (e)           (f)         (g)         (h)          (i)
                                                         OTHER      RESTRICTED   SECURITIES
                                                         ANNUAL        STOCK     UNDERLYING     LTIP      ALL OTHER
        NAME AND                                      COMPENSATION    AWARDS     OPTIONS(1)   PAYOUTS    COMPENSATION
   PRINCIPAL POSITION    YEAR  SALARY($)   BONUS($)       ($)           ($)         ($)         ($)          ($)
------------------------ ----- ---------  ----------  ------------  -----------  ----------  ----------  ------------
James A. McIntyre,        1996 $  718.8   $  1,050.0    $   31.9    $  11,265.4         --   $       --    $  273.1
  Chairman and CEO        1995    684.6        979.7        28.3             --         --      1,099.3       194.7
                          1994    610.8        500.7        24.5             --     77,550           --       137.1

Louis J. Rampino,         1996    565.9        742.5         4.9        7,965.6         --           --       186.9
  President and COO       1995    544.1        653.1         4.8             --         --        774.5       121.2
                          1994    411.4        300.4         4.3             --     69,300           --        79.4

Wayne R. Bailey,          1996    463.5        540.0         5.1        5,373.2         --           --       133.8
  Executive Vice          1995    391.1        464.4         4.7             --         --        599.5        85.1
  President,              1994    325.5        200.3         4.5             --     49,500           --        54.7
  Treasurer and CFO

Raymond G. Meyers         1996    304.0        348.0        10.2        3,179.9         --           --        96.6
  Senior Vice President   1995    286.2        319.3         6.6             --         --        444.6        66.1
  and CAO                 1994    258.7        166.9         6.2             --     33,000           --        45.5

Alan W. Faigin            1996    159.8         67.5         4.2          572.9         --           --        38.5
  Secretary and           1995    156.0         48.0         3.7             --         --        324.4        23.9
  General Counsel         1994    138.0         32.0         3.2             --      4,950           --        20.2

---------------

(1) Options reported here have been adjusted to reflect a stock split paid in February 1996 and a stock dividend distributed in June 1995.

SUMMARY COMPENSATION TABLE -- EXPLANATIONS

 (c) SALARY includes all regular wages paid to the executive, including cash automobile allowances, and includes any amount which was voluntarily deferred by the executive pursuant to the INVESTMENT INCENTIVE PLAN (the "401(k) Plan") and/or the SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "SERP").

 (d) BONUS reflects cash compensation paid pursuant to the Company's MANAGEMENT INCENTIVE COMPENSATION PLAN. Bonuses under this Plan are awarded upon the achievement of annual pre-tax earnings targets as determined by the Board at the beginning of each Plan year. Pre-tax earnings in a range of eighty percent (80%) to one hundred twenty percent (120%) of the predetermined target create a pool for bonuses. Participants are awarded amounts from this pool derived from calculating variable percentages of their base salaries. The percentage is based upon scope of responsibility and position level as determined by the Chief Executive Officer and the Compensation Committee, based upon independent compensation studies.

 (e) OTHER ANNUAL COMPENSATION includes amounts paid on behalf of the executive to provide for supplemental medical, life and personal liability insurance. In addition to these amounts, the executive officers of the Company may receive "perquisites" and other personal benefits. The aggregate amounts of such personal benefits do not exceed $50,000 or ten percent (10%) of the annual salary and bonus reported for any executive officer.

 (f) RESTRICTED STOCK AWARDS represent the numbers of restricted shares of common stock that were awarded under the 1995 Restricted Stock Award Plan, As Amended (the "RSAP"). Ten percent (10%) of each RSAP participant's shares are generally released from the Company's reacquisition option on the first designated release date and on each of the nine (9) anniversaries thereafter, provided that such participant's status as an employee or director has not terminated and the Company has not exercised its reacquisition option. All of the shares issued under the RSAP are restricted and are held in escrow by the Company for the account of each RSAP participant pending the release of the restrictions. Regular dividends are paid on the restricted shares. (See "1995 Restricted Stock Award Plan, As Amended.") At December 31, 1996, the number and market value ($31.00) of the aggregate restricted stock held by the named executive officers were:
     Mr. McIntyre, 446,600 shares, $13,844,600; Mr. Rampino, 308,160 shares,
     $9,552,960; Mr. Bailey, 206,400 shares, $6,398,400; Mr. Meyers, 123,000 shares, $3,813,000; and, Mr. Faigin 21,250 shares $658,750.

 (g) OPTIONS represent the numbers of shares of common stock for which options to purchase were granted during each of the last three fiscal years. The options vest in installments at the rate of twenty-five percent (25%) per year, pursuant to the terms of the AMENDED 1989 NON-QUALIFIED STOCK OPTION PLAN (the "1989 Plan"). The original exercise price, which was the fair market value on the date of grant, has been adjusted from time to time for stock dividends and stock splits. No stock options were granted to the executive during 1995 or 1996. See "Amended 1989 Non-Qualified Stock Option Plan" and "Option Exercises and Year-End Values Table."

 (h) LTIP PAYOUTS represent bonuses earned pursuant to the LONG-TERM INCENTIVE COMPENSATION PLAN ("LTICP") adopted by the Board in 1993. This "three-year" plan provided for bonus opportunity dependent upon the Company achieving a cumulative pre-tax earnings target from 1993 through 1995. The bonus amount at the maturity of the LTICP was equal to the cash value of a predetermined number of shares of Company stock. The number of such shares used to calculate this bonus was determined by the Board in 1993 based upon salaries (or salary grade midpoints) divided by the stock price on January 3, 1993 (as adjusted for stock dividends and stock splits). The Company's stockholders approved the LTICP in 1993, and in 1994 affirmed the calculation of bonuses thereunder using Company stock value. A similar LTICP was adopted by the Board in 1996 for the three-year period from 1996 through 1998, except that any bonus that becomes payable under the 1996 LTCIP will be paid in cash. See "1996 Long Term Incentive Compensation Plan."

 (i) ALL OTHER COMPENSATION includes Company contributions to the executives' accounts in the EMPLOYEE STOCK OWNERSHIP PLAN (the "ESOP") and the 401(k) PLAN, both of which are "qualified defined contribution retirement benefit" plans under the Internal Revenue Code (the "IRS Code") and to the SERP and the EXCESS BENEFIT PLAN ("EBP"), both of which are "nonqualified" supplemental retirement plans under the IRS Code. The amounts allocated to each executive officer in 1996 were:

             NAME       ESOP      401(K)    SERP      EBP
           ----------    -----     ----     ------     ---
          McIntyre      $10.9     $6.3     $246.9     $ 0
          Rampino        10.9      6.3      168.5       0
          Bailey         10.9      6.3      116.0       0
          Meyers         10.9      6.3       78.3       0
          Faigin         10.9      6.3       21.0       0

      The premiums paid in 1996 for the Split-Dollar Life Insurance Program implemented during fiscal year 1996 were: Mr. McIntyre, $140,000; Mr. Rampino, $74,400; Mr. Bailey, $54,400; Mr. Meyers, $53,200; and Mr.
      Faigin, $15,900. The Company intends to recover all premiums paid by it, generally 10 years after purchase of the policy or when the insured executive reaches age 65. Based upon an "actuarial modified premium test," the Company estimates the cash value of an Executive's policy on the earliest possible date the premium paid by the Company may be refunded. The present value of the portion of this cash value generated by the premium paid in 1996 was then calculated, and the premium paid in 1996 was subtracted from the result of this present value calculation in current non-discounted dollars. The resulting difference was added to the "term" value of the Executive's insurance policy (calculated pursuant to Internal Revenue Service rules) and included in the All Other Compensation column. In addition, the Company advanced a portion of the premiums payable in 1996 ($393,596) on an individual split-dollar life insurance policy under an agreement between the Company and a trust established by Mr. and Mrs. James A. McIntyre (see "Employment Agreements").

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     In 1996, there were no stock options granted to executive officers, directors or to employees. The following table and accompanying notes summarize exercises of stock options during 1996 by the Named Executive Officers and certain required information regarding outstanding options held by them at the end of fiscal 1996.

                   OPTION EXERCISES AND YEAR-END VALUES TABLE
                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                     VALUE OF UNEXERCISED*
                                                  NUMBER OF UNEXERCISED*             IN-THE-MONEY OPTIONS
              SHARES ACQUIRED      VALUE           OPTIONS AT FY-END(#)               AT FY-END($000)(1)
                ON EXERCISE       REALIZED     -----------------------------     -----------------------------
   NAME             (#)             ($)        EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------    ---------------     --------     -----------     -------------     -----------     -------------
McIntyre               0          $      0         541,329         54,077         $ 11,856.5       $   879.9
Rampino                0                 0         226,833         42,611            4,728.6           694.9
Bailey                 0                 0         124,371         29,081            2,532.9           474.7
Meyers                 0                 0          86,668         18,851            1,747.1           307.9
Faigin             2,476            39,007               0          2,474                  0            40.5
                   -----           -------       ---------        -------        -----------      ----------
Total              2,476          $ 39,007       1,160,484        170,606         $ 20,865.1       $ 2,397.9
                   =====           =======       =========        =======        ===========      ==========

---------------

- Options and values reported in the table have been adjusted to reflect the three-for-two stock split paid in February 1996 and a stock dividend distributed in June 1995.

(1) VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT YEAR END represents the difference between the market value at December 31, 1996 ($31.00) of unexercised options and the respective exercise prices of the options. No representation regarding the "value" of such options is intended.

          LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR (1)

 (a)            (b)                  (c)               (d)            (e)            (f)
                                 PERFORMANCE
             NUMBER OF         OR OTHER PERIOD
          SHARES, UNITS OR     UNTIL MATURATION     THRESHOLD        TARGET        MAXIMUM
 NAME     OTHER RIGHTS (#)      OR PAYOUT (1)       ($000)(2)      ($000)(2)      ($000)(2)
------    ----------------     ----------------     ----------     ----------     ----------
McIntyre        --             3 years.....         $    492.2     $    820.3     $  1,230.5
Rampino         --             3 years.....              386.7          644.5          966.8
Bailey          --             3 years.....              316.4          527.3          791.0
Meyers          --             3 years.....              203.9          339.8          509.8
Faigin          --             3 years.....              105.5          175.8          263.7
                                                    ----------     ----------     ----------
Total           --                                  $  1,504.7     $  2,507.7     $  3,761.8

---------------

(1) Awards under the 1996 Long-Term Incentive Compensation Plan (the "LTICP") will be earned over the three (3) year period 1996 through 1998. Participants and earnings targets are designated by the Board of Directors. Earned bonuses will become payable after the end of 1998. Awards under the LTICP will be earned over the three (3) year period, based upon the achievement of at least sixty percent (60%) of the earnings targets and will increase commensurate with performance greater than sixty percent (60%), as a function of the participant's base salary (or salary grade midpoint) for the period. Each of the Named Executive Officers have made an irrevocable election to tie their LTICP payout to a future "closing" trading price of the Company's common stock as determined under the terms of the LTICP senior executive provision (see "1996 Long-Term Incentive Compensation Plan").

(2) For purposes of calculating the values in the above table, each executive's 1996 base salary, at 60% for column (d), 100% for column (e), and 150% for column (f), was divided by the price of the Company's common stock ($24.00) on the inception date of the LTICP to determine a value, which was multiplied by the closing price of the Company's common stock on March 31, 1997 ($28.125). The actual payouts under the LTICP are likely to be different from those set forth in the above table, depending upon an average "closing" price of the Company's Common Stock (see "1996 Long-Term Incentive Compensation Plan"), the base salary (or salary grade midpoint) of each of the executives and the actual performance achieved.

              FREMONT GENERAL CORPORATION STOCK PRICE PERFORMANCE

     The Stock Price Performance Graph below includes comparisons required by the Securities and Exchange Commission (the "SEC") and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent Fremont General Corporation specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The graph below compares cumulative total return (i.e., change in stock price plus reinvestment of dividends) of the Company's Common Stock measured against the cumulative total return of the Wilshire 5000 Broad Index, and specifically the Financial Sector Sub-Index of the Wilshire 5000 (the "Finance Index"), which represent indices selected by the Company as an appropriate peer group. The stock price performance shown in this graph is not necessarily indicative of and not intended to suggest future stock price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
           AMONG FREMONT GENERAL CORPORATION, WILSHIRE FINANCE INDEX
                               AND WILSHIRE 5000

        MEASUREMENT PERIOD            FREMONT GENERAL    WILSHIRE FINANCE
      (FISCAL YEAR COVERED)                CORP.               INDEX           WILSHIRE 5000
1991                                        100                 100                 100
1992                                        147                 127                 109
1993                                        163                 143                 121
1994                                        159                 140                 121
1995                                        284                 209                 165
1996                                        367                 278                 200

Assumes $100 invested on December 31, 1991, as adjusted for stock splits and dividends. Total returns assume dividends reinvested on ex-date.

                             EMPLOYMENT AGREEMENTS

     In 1994, the Compensation Committee recommended and the Board of Directors approved an employment agreement (the "Agreement") with Mr. James A. McIntyre, Chairman and Chief Executive Officer of the Company, replacing a prior such employment agreement which expired on December 31, 1993. In November 1996, the Compensation Committee recommended and the Board of Directors approved a first amendment to the Agreement (the "First Amendment") to conform the Agreement with certain provisions of the employment agreements then in effect for Messrs. Rampino and Bailey (see below). The First Amendment (i) adds a definition of "Company Event" (as defined below) to the Agreement, (ii) provides that the unvested and/or restricted portion of any stock option and restricted stock held by Mr. McIntyre will accelerate in full so as to become completely vested and/or unrestricted upon certain terminations of employment or in the event of a "Company Event" (as defined below); and (iii) provides for a "Gross-Up Payment" (as defined below) in the event that any payment by the Company to Mr. McIntyre would be subject to excise tax under Sections 280G and 4999 of the Internal Revenue Code. The Agreement provides for a base salary of $600,000, subject to discretionary increases by the Board of Directors of the Company beginning in 1995. Mr. McIntyre's annual compensation rate was increased by the Board from $550,000 to $600,000 in February 1994, to $675,000 in February 1995, to $700,000
in February 1996, and to $750,000 in February 1997. Mr. McIntyre also participates in all of the bonus and incentive compensation plans and programs generally available to the senior management of the Company, as well as other employee benefit plans maintained by the Company for its employees. In the event Mr. McIntyre's employment with the Company terminates for any reason other than pursuant to a termination by the Company for cause or as the result of Mr. McIntyre's death or total disability, Mr. McIntyre will receive a pro-rated portion of his bonuses for the year in which he so terminates. In addition, Mr. McIntyre will become a consultant to the Company. For the first five (5) years of the consultancy, the Company will compensate Mr. McIntyre at an annual rate equal to his base salary at the time his employment terminated. During that period, Mr. McIntyre will also receive, whether by way of reimbursement, direct compensation or otherwise, specified fringe and other benefits. After such five-year period and for the remainder of Mr. McIntyre's life, Mr. McIntyre will receive an annual amount equal to fifty percent (50%) of his base salary at the time his employment terminated. In the event Mr. McIntyre's employment terminates as a result of his disability, the Company will pay Mr. McIntyre, for life, an annual amount equal to fifty percent (50%) of his base salary at the time his employment terminated, offset by any disability benefits he receives. In the event of Mr. McIntyre's death, the Company will pay his estate any earned but unpaid salary, vacation pay and pro-rated bonus amounts accrued to the date of his death.

     In November 1995, a trust established by Mr. and Mrs. James A. McIntyre entered into an agreement with the Company whereby the Company, with the approval of the Compensation Committee of the Board of Directors, agreed to make advances of a portion of the premiums payable on a split dollar life insurance policy purchased by the trust on the lives of Mr. and Mrs. McIntyre. The Company will be reimbursed the full amounts advanced, without interest, upon the first to occur of (a) the death of the survivor of Mr. and Mrs. McIntyre or (b) the surrender of the policy. These advances are secured by a collateral assignment of the policy to the Company. During the fiscal year ended December 31, 1996 the Company advanced $393,596 toward the payment of such premium.

     The Compensation Committee recommended and the Board of Directors approved Employment Agreements with Messrs. Louis J. Rampino and Wayne R. Bailey. These Agreements, which were effective as of February 8, 1996, have a term of three (3) years, which term extends for an additional three (3) years if not terminated on or before February 8, 1998. The material terms of these agreements provide for base salaries as of the effective date of $550,000 for Mr. Rampino and $450,000 for Mr. Bailey. These base salaries will be reviewed annually, and may be increased or decreased at the Committee's discretion but not below these levels. The annual base salary for Messrs. Rampino and Bailey were increased by the Board of Directors in February 1997 to $600,000 and to $475,000, respectively. These executives will participate in any annual and/or longer term incentive plan(s), as well as any retirement, welfare or other benefit plans made available to other senior officers. In the event of termination of employment, other than a voluntary termination or a termination by the Company for cause, but including death or total disability (a "Termination"), the Company will pay the executive (or his heirs) the equivalent of three (3) years' base salary at the then-current rate, along with pro-rata portions of any annual and/or longer term incentive plan(s). In addition, upon such a Termination (other than as a result of the executive's death) the executive will continue to be provided welfare and other employee benefits for up to three (3) years and the unvested and/or restricted portion of any stock option or restricted stock held by the executive at the time of such Termination will accelerate in full so as to become completely vested and/or unrestricted. In the event the termination occurs within the thirty-six (36) month period following a "Company Event" (as defined below) a cash payment equal to the aggregate stock option exercise price attributable to any then outstanding stock options shall be paid to the executive.

     In February 1996, the Company also entered into a Management Continuity Agreement with Mr. Raymond G. Meyers which provides that upon a termination of employment in the event of a Company Event (as defined below), the unvested and/or restricted portion of any stock option and restricted stock held by the executive will accelerate in full so as to become completely vested and/or unrestricted. This Agreement provides for a base salary of $290,000, which is to be reviewed annually, and may be increased or decreased at the Committee's discretion subject to the terms of this Agreement. In February 1997, the Board of Directors increased Mr. Meyers' annual base salary to $305,000. This Agreement does not have a specified term. Mr. Meyers will participate in any annual and/or longer term incentive plan(s), as well as any retirement, welfare or other benefits made available to other senior officers.

     For purposes of Messrs. McIntyre's, Rampino's, Bailey's and Meyers' agreements, a "Company Event" is defined to have occurred when any one of the following events occurs: (i) any "person" or "group" acquires thirty percent (30%) or more of the total voting power represented by outstanding securities of the Company; (ii) the occurrence of certain changes in the composition of the Board of Directors; (iii) the stockholders approve a merger or consolidation of the Company involving a fifty percent (50%) or more change in ownership of the total voting power represented by the Company's outstanding securities; (iv) the stockholders approve a complete liquidation or sale of all or substantially all of the assets of the Company; or, (v) James A. McIntyre, while serving as Chairman of the Board of Directors, has a conservator of his person appointed or dies.

     For purposes of Messrs. McIntyre's, Rampino's, Bailey's and Meyers' agreements, to the extent that any payments made to the executive by the Company trigger the excise tax pursuant to the Internal Revenue Code Sections 280G and 4999, additional payments will be made to the executive so that after taxes, the net economic effect to such executive will be the same as if the additional taxes imposed by Sections 280G and 4999 did not apply to such executive. These additional payments are referred to as "Gross-Up Payments."

                       RETIREMENT AND OTHER BENEFIT PLANS

A. INVESTMENT INCENTIVE PLAN ("401(K) PLAN")

     The 401(k) Plan has qualified as an employee retirement plan under Section 401(a) and 401(k) of the Internal Revenue Code of 1986 (as amended, the "IRS Code"). Participation is optional for employees once they are eligible to participate.

     Under the 401(k) Plan, employees may elect to have from one percent (1%) to fifteen percent (15%) of their eligible compensation deferred and deposited with the plan trustee which will invest the money at the employee's discretion among a variety of investment funds including Company stock. Employee contributions of up to six percent (6%) of compensation are matched by the Company at a rate determined annually by the Board. In 1996 this matching rate was $0.70 for every dollar contributed. The Company may make additional contributions in its discretion. All employee contributions are one hundred percent (100%) vested. Vesting in Company matching and other contributions accrues over a period of years. Disbursement of the employee's account balance will occur upon retirement, termination of employment, total disability or death. Shares of the Company's common stock held in the 401(k) Plan and allocated to participants' accounts are voted by the 401(k) Plan's Trustee upon instructions from the participants.

B. EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP")

     In 1989, the Company adopted the ESOP which is a qualified retirement plan as defined by the Internal Revenue Service. Under the Plan, the Company contributes cash and/or stock to be held in trust for eligible employee participants. Contributions are made in such amounts as the Board deems appropriate and reasonable, taking into account the financial performance of the participating companies. In general, contributions have ranged between zero and fifteen percent (0-15%) of the eligible compensation of each employee participant. The contributions allocated to each eligible participating employee of participating companies are allocated as a percentage of the employee's qualified earnings.

     In 1990 and in 1993, the Board authorized the Company to loan funds to the ESOP to finance the purchase of shares of the Company common stock. In 1994, these loans from the Company were refinanced through a term credit facility with Wells Fargo Bank, formerly First Interstate Bank of California, in the principal amount of $11,000,000. In 1995, the amount of the term credit facility was increased to $15,000,000. As of December 31, 1996, the outstanding loan balance was $11,674,305. The Wells Fargo Bank note is due in six (6) annual installments, commencing April 1, 1997. The Wells Fargo Bank note bears interest at a variable rate, currently averaging six and one-half percent (6.5%) per annum.

     As of December 31, 1996 the ESOP had 2,142,309 shares allocated to its participants' individual accounts and 737,741 unallocated shares representing seven and six-tenths percent (7.6%) and two and six-tenths percent (2.6%), respectively, of the outstanding shares of common stock of the Company on that date, as adjusted for stock dividends and stock splits. Shares held by the ESOP are voted by the ESOP's Trustee upon instructions from the participants to whose accounts the stock is allocated, and from the ESOP committee appointed by the Board as to the unallocated shares of stock. The committee is comprised of Messrs. James A. McIntyre, Louis J. Rampino, Raymond G. Meyers, and Dickinson C. Ross. Benefits from the ESOP are paid out upon retirement, termination of employment, permanent disability or death.

C. SUPPLEMENTAL RETIREMENT PLANS (THE "SERPS")

     The Supplemental and the Senior Supplemental Executive Retirement Plans (collectively, the "SERPs") are mechanisms for providing full benefits to those executives subject to IRS Code limitations on deferring eligible compensation into the Company's 401(k) Plan. The SERPs are non-qualified plans within the meaning of the IRS Code. Employee compensation deferrals under the SERPs may be combined with the employee's 401(k) compensation deferrals up to one hundred percent (100%) of total eligible compensation. Compensation deferrals under the SERPs are deposited to a grantor trust. The assets of the SERP remain those of the Company until the SERP benefits are paid out upon retirement, termination, death or disability.

D. EXCESS BENEFIT PLAN ("EBP")

     The Board adopted the EBP in 1990 as a mechanism to insure that participants who are subject to IRS Code limitations on ESOP contributions receive the full retirement benefit declared by the Board. Contributions to the EBP, as in the ESOP, are made in common stock. Pursuant to the terms and conditions of the EBP, the combined contribution to both ESOP and EBP will not exceed twenty-five percent (25%) of total compensation. Contributions under the EBP are deposited to a grantor trust. The assets of the EBP remain those of the Company until the EBP benefits are paid out upon retirement, termination, death or disability.

E. AMENDED 1989 NON-QUALIFIED STOCK OPTION PLAN (THE "1989 PLAN")

     In 1989 the Board adopted, and the stockholders approved, the 1989 Plan which is administered by the Compensation Committee of the Board. Subsequently, the Board adopted and the stockholders approved amendments to the 1989 Plan. The 1989 Plan provides long-term compensation opportunities for officers of the Company and certain key subsidiary executives. Stock options have been granted to such individuals in each year from 1989 to 1994, and provide for the right to acquire shares of the common stock of the Company at a price based upon the fair market value on the date of grant. In determining the number of options to grant to each executive, the Committee has used a salary multiple calculation which was set at levels consistent with the ranking of their respective positions. Additional stock options may be granted from time to time at the discretion of the Committee. Directors were granted stock options under the non-discretionary provisions of the 1989 Plan in each year from 1989 to 1995. Stock options granted under the 1989 Plan have a term of ten (10) years, and vest annually at the rate of 25% per year beginning on the first anniversary of the date of grant.

F. 1995 RESTRICTED STOCK AWARD PLAN, AS AMENDED (THE "RSAP")

     In November 1995, the Board of Directors approved the RSAP. The RSAP became effective upon adoption by the Board in November 1995 and will continue in effect for a term of ten (10) years unless earlier terminated. The RSAP is a long term employee benefit plan for officers, directors and employees that is designed to attract and retain these individuals and to maximize stockholder value by aligning the interests of such individuals with those of the stockholders through equity ownership. The RSAP's goals are to be achieved by providing such participants with awards of restricted common stock.

     All shares of common stock awarded under the RSAP are subject to the Company's reacquisition option and may not be sold by the RSAP participants until these restrictions lapse. Ten percent

(10%) of each RSAP Participant's shares are generally released from the Company's reacquisition option on the first designated release date and on each of the nine (9) anniversaries thereafter, provided that the RSAP participant's status as an employee or director has not terminated and the Company has not exercised its reacquisition option. All of the shares issued under the RSAP are held in escrow by the Company for the account of each RSAP participant pending the release of the restrictions. If RSAP shares are forfeited to the Company they will become available for reissuance under the RSAP. Upon a Change of Control of the Company, one hundred percent (100%) of the shares awarded under the RSAP will become unrestricted and will be released from the Company's reacquisition option.

     The RSAP is administered by the Compensation Committee of the Board of Directors. Participants are entitled to the rights of stockholders with respect to shares awarded to them under the RSAP, including the right to vote such shares and to receive cash and stock dividends, subject to the restrictions under the RSAP. The number of shares of common stock awarded under the RSAP will be proportionately adjusted for stock dividends and stock splits.

     Awards were made in 1996 pursuant to the RSAP, and at December 31, 1996 there were 2,068,210 shares of restricted common stock issued under the RSAP, including 104,500 forfeited shares. On the designated release date, commencing on January 1, 1997, restrictions lapsed with respect to ten percent (10%) of such shares. In 1996, the shares of restricted stock awarded to the named executive officers were: Mr. McIntyre, 446,600; Mr. Rampino, 308,160; Mr. Bailey, 206,400; Mr. Meyers,123,000; and Mr. Faigin, 21,250. Officers who received awards of restricted stock were not granted stock options during 1995 or 1996. No awards of restricted stock under the RSAP were made in 1997 as of the date of this proxy statement.

G. SPLIT-DOLLAR LIFE INSURANCE PROGRAM

     In May 1996, the Company adopted a Split-Dollar Life Insurance Program for Executive Officers and certain other key employees of the Company. Participants under the Program are provided with individual permanent life insurance policies, with death benefit limits at two (2) or two-and-one-half (2 1/2) times compensation (depending upon the individual participant's position level with the Company) and with a cash value that accumulates over time. The policy is owned by the participant. The Company pays all premiums and retains a collateral interest in the policy equal to the amount of such premiums. The Company will recover this collateral interest when the insured participant reaches age sixty-five (65), after ten (10) policy years, when the policy is fully or partially surrendered, or upon payment of the death benefit. All employees in this Program will continue to have basic group term life insurance coverage of $50,000 paid by the Company.

H. 1996 LONG-TERM INCENTIVE COMPENSATION PLAN

     The 1996 Long-Term Incentive Compensation Plan (the "LTICP") became effective January 1, 1996 and matures on December 31, 1998. The LTICP is a three
(3) year plan designed to provide incentive to executives and other key employees to achieve the pre-tax earnings targets of the Company for 1996 through 1998 by linking a substantial portion of their compensation to the long-range growth and increased value of the Company. Participants and earnings targets are designated by the Board of Directors. Awards under the LTICP will be earned over the three (3) year period, based upon the achievement of at least sixty percent (60%) of the earnings targets and will increase commensurate with performance greater than sixty percent (60%), as a function of a participant's base salary for the period. Bonuses earned under the LTICP are payable in cash after the maturity date.

     The LTICP includes a provision for senior executives whereby certain senior officers, as designated by the Board of Directors, could make an irrevocable election at the inception of the LTICP to tie their bonus earned under the LTICP to a future "closing" trading price of the Company's common stock. This average future trading price will be the average of the daily closing prices (NYSE) of the common stock for each trading day commencing on the day after the Company releases its 1998 year-end earnings through and including the day prior to the regular February 1999 Board of Directors meeting. Under this provision, the senior executive's bonus earned under the LTICP will equal the product of (i) a number of shares of the Company's common stock determined by dividing the senior executive's salary (three-year average, or salary grade midpoint) by the price of the Company's common stock at the inception of the LTICP ($24.00), multiplied by (ii) an average future trading price of the Company's common stock (as described above). Each of the Named Executive Officers who were eligible for this provision made the irrevocable election to have their bonus calculated in this manner.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     Except as otherwise provided, the following table sets forth certain information as of February 28, 1997, with respect to shares of the Company's Common Stock held by the only persons known to the Company to be the beneficial owners of more than five percent (5%) of such stock. For purposes of this Proxy Statement, the term "beneficial ownership" of securities as used herein is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or to exercise investment discretion with respect to securities, regardless of any economic interests therein, or to acquire securities on or within sixty (60) days of the applicable date of determination. The shares represented in the table have been adjusted to reflect stock splits and dividends. On February 28, 1997, the Company had outstanding 29,403,070 shares of Common Stock.

                                                                      COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                                  ---------------------
                           NAME AND ADDRESS                       NUMBER OF
                            OF STOCKHOLDER                         SHARES       PERCENT
        -------------------------------------------------------   ---------     -------
        FMR Corp.(1)...........................................   3,158,106       9.7%
          82 Devonshire Street
          Boston, Massachusetts 02109
        Merrill Lynch & Co., Inc.(2)...........................   2,570,972       8.7%
          World Financial Center, North Tower
          250 Vesey Street
          New York, New York 10281
        James A. McIntyre(3)...................................   2,271,490       7.7%
          2020 Santa Monica Blvd.
          Santa Monica, CA 90404
        Maurine H. McIntyre, Trustee, The Padaro Trust(4)......   1,485,000       5.1%
          2020 Santa Monica Blvd.
          Santa Monica, CA 90404

---------------

(1) FMR Corp. has reported on its Schedule 13G, dated February 14, 1997, that it was the beneficial owner of such shares, or 10.6% of the outstanding shares of the Company at December 31, 1996, and stated that it has sole voting power with respect to 291,693 such shares and no voting power with respect to the remaining such shares, and sole dispositive powers with respect to all such shares. FMR Corp. has stated that it has included in such shares 1,811,242 which would result from the assumed conversion of $93,910,000 principal amount of the Company's convertible Liquid Yield Option Notes Due 2013. Based upon the number of shares issued and outstanding as of the date of the table, FMR Corp. would have a 9.7% beneficial ownership. The Company is unaware of any subsequent change in beneficial ownership.

(2) Merrill Lynch & Co., Inc. has reported on its Schedule 13G, dated February 14, 1997, that it was the beneficial owner of such shares, or 9.3% of the outstanding shares of the Company at December 31, 1996, and stated that it has shared voting and dispositive powers with respect to such shares. Based upon the number of shares issued and outstanding as of the date of the table, Merrill Lynch & Co., Inc. would have a 8.7% beneficial ownership. The Company is unaware of any subsequent change in beneficial ownership. This does not include 738,741 unallocated ESOP shares of which Merrill Lynch & Co., Inc. is Trustee, and which currently are pledged to Wells Fargo Bank pursuant to the terms of the ESOP Loan described under

    "Employee Stock Ownership Plan." Unallocated shares of stock are voted upon instructions from the ESOP committee appointed by the Board of Directors.

(3) Represents 1,360,741 shares held by the James A. McIntyre Living Trust under which Mr. James A. McIntyre is the trustee and holds a vested beneficiary ownership, 10,000 shares held by the James A. McIntyre Charitable Remainder Uni-Trust under which Mr. McIntyre is the trustee, and 8,400 shares held by the James A. McIntyre Grandchildren's Trust under which Mr. McIntyre is the trustee. Also includes 245,409 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans, and 245,409 shares of restricted stock. In February 1997, Mr. McIntyre exercised all of his vested stock option shares.

(4) Consists of 1,485,000 shares held by the Padaro Trust of which Mrs. Maurine
    H. McIntyre is trustee and life beneficiary. James A. McIntyre, her son, is a remainder beneficiary of the Padaro Trust and disclaims beneficial ownership of such shares.

     The following table sets forth certain information as of February 28, 1997 with respect to shares of the Company's Common Stock beneficially owned by each nominee for director, director, Named Executive Officer and by all nominees, directors, Named Executive Officers and executive officers as a group.

                                                       COMMON         COMMON STOCK
                                                        STOCK         BENEFICIALLY
                                                      NUMBER OF          OWNED
                             NAME                     SHARES(1)         PERCENT
            ---------------------------------------   ---------       ------------
            James A. McIntyre......................   2,271,490(2,3)       7.7%
            Louis J. Rampino.......................     501,713(2,4)       1.7%
            Wayne R. Bailey........................     271,757(2,5)       1.0%
            Raymond G. Meyers......................     207,641(2,6)         *
            Alan W. Faigin.........................      51,054(2,7)         *
            Houston I. Flournoy....................      41,890(8)           *
            C. Douglas Kranwinkle..................      45,595(9)           *
            David W. Morrisroe.....................      44,945(10)          *
            Dickinson C. Ross......................      47,822(11)          *
                                                      ---------           ----
            All directors, nominees, Named
              Executive Officers and executive
              officers as a group (9 persons)......   3,483,907(2-10)     11.8%

---------------

  *  Less than 1%.

 (1) Includes shares ("option shares") which directors, nominees, Named Executive Officers and executive officers own directly or indirectly or have a right to acquire on or within sixty (60) days of the record date through the exercise of stock options granted under the 1989 Plan. In February 1997, the Named Executive Officers exercised all of their vested stock option shares.

 (2) Includes shares owned directly or beneficially through the trustee(s) of the Company's various employee Retirement Benefit Plans (the "Plans"). Except for Messrs. McIntyre and Rampino, the percentages of shares beneficially owned by any executive officer do not exceed one percent (1%) of the Company's outstanding Common Stock.

 (3) Mr. McIntyre owns 2,271,490 shares or 7.7% of the Company's outstanding Common Stock and 20,800 shares (less than 1%) of the non-voting Fremont General Financing I (a wholly owned subsidiary of the Company) 9% Trust Originated Preferred Securities (TOPrS)(SM) (service mark of Merrill Lynch & Company). In addition he is a remainder beneficiary of the Padaro Trust, for which he disclaims beneficial ownership with respect to the 1,485,000 shares owned by such trust. Includes 401,940 restricted shares awarded under the RSAP and 245,409 shares held by the trustee under the Plans.

 (4) Includes 277,344 restricted shares awarded under the RSAP and 126,005 shares held by the trustee under the Plans.

 (5) Includes 185,760 restricted shares awarded under the RSAP and 80,305 shares held by the trustee under the Plans.

 (6) Includes 110,700 restricted shares awarded under the RSAP and 65,441 shares held by the trustee under the Plans.

 (7) Includes 19,125 restricted shares awarded under the RSAP and 31,929 shares held by the trustee under the Plans.

 (8) Includes exercisable options to purchase 15,470 shares on or within sixty
     (60) days of the record date, and 23,400 restricted shares awarded under the RSAP. In addition, Dr. Flournoy owns beneficially 175 shares, less than one percent (1%), of the non-voting Fremont General Financing I (a wholly owned subsidiary of the Company) 9% Trust Originated Preferred Securities (TOPrS)(SM) (service marks of Merrill Lynch & Company).

 (9) Includes exercisable options to purchase 15,470 shares on or within sixty
     (60) days of the record date, and 23,400 restricted shares awarded under the RSAP.

(10) Includes exercisable options to purchase 13,470 shares on or within sixty
     (60) days of the record date, and 23,400 restricted shares awarded under the RSAP.

(11) Includes exercisable options to purchase 15,470 shares on or within sixty
     (60) days of the record date, and 23,400 restricted shares awarded under the RSAP.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock to file reports of ownership and reports of changes in ownership of common stock and certain other equity securities of the Company with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and more than ten percent (10%) beneficial owners of the Company's common stock were complied with.

                                     ITEM 2

                        APPROVAL OF THE 1997 STOCK PLAN

     On April 3, 1997, the Board of Directors adopted the 1997 Stock Plan (the "1997 Plan") and reserved 1,350,000 shares of the Company's common stock, plus
(i) any reserved but unissued

Shares under the Company's Amended Non-Qualified Stock Option Plan of 1989 (the "1989 Plan") as of the date of stockholder approval of this 1997 Plan and (ii) any Shares returned to the 1989 Plan as a result of termination of options under the 1989 Plan. In addition, an annual increase will be made to the 1997 Plan on each anniversary date of the adoption of the 1997 Plan, in an amount equal to
(i) the number of shares awarded under the 1997 Plan in any given year or (ii) a lesser amount determined by the Board of Directors. As of April 10, 1997 no options or stock have been granted pursuant to the 1997 Plan. The 1997 Plan is designed to retain, motivate and reward key employees of the Company and its subsidiaries who have been or will be given responsibility for the management or administration of the Company's business affairs, as well as non-employee directors of the Company, by providing them a long term equity participation in the Company relating directly to the financial performance and long term growth of the Company. A summary of the material features of the 1997 Plan is included below.

     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended. Section 162(m) may limit the Company's ability to deduct for federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. Grants under the 1997 Plan will not be subject to the deduction limitation if the stockholders approve the 1997 Plan, including the option grant limitations described below.

SUMMARY OF THE 1997 PLAN

     General. The purpose of the 1997 Plan is to attract and retain the best available persons for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options granted under the 1997 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. In addition, awards of or rights to purchase shares of the Company's common stock ("Stock Rights") may be granted under the 1997 Plan.

     Administration. The 1997 Plan may generally be administered by the Compensation Committee of the Board (the "Administrator"). Subject to the other provisions of the 1997 Plan, the Board has the authority to (i) interpret the 1997 Plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the 1997 Plan; (iii) select the persons to whom options and Stock Rights are to be granted; (iv) determine the number of shares to be made subject to each option or Stock Right; (v) reduce the exercise price of any option to the then current fair market value; (vi) prescribe the terms and conditions of each option or Stock Right; (vii) amend any outstanding option or Stock Right subject to applicable legal and 1997 Plan restrictions; (viii) authorize any person to execute, on behalf of the Company, any instrument required to effect the grant of an option or Stock Right; and (ix) take any other actions deemed necessary or advisable for the administration of the 1997 Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options and Stock Rights and on all persons deriving their rights therefrom.

     Eligibility; Limitations. Non-statutory stock options and Stock Rights may be granted under the 1997 Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees.

     As discussed above, Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1997 Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 350,000 shares of common stock. Notwithstanding this limit, however, in connection with an employee's initial employment, he or she may be granted options to purchase up to an additional 50,000 shares of common stock.

     Terms and Conditions of Options. Each option granted under the 1997 Plan is evidenced by a written stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a non-statutory stock option may be determined by the Administrator, provided however, the exercise price of a non-statutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the common stock on the date of grant.

          (b) Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

          (c) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1997 Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (d) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

          (e) Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1997 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before its termination.

          (f) Permanent Disability; Death. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the 1997 Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

          (g) Nontransferability of Options. Options granted under the 1997 Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (h) Value Limitation. If the aggregate fair market value of all shares of common stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a non-statutory stock option.

          (i) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the Administrator.

     Stock Rights. A Stock Right may award the recipient common stock or may give the recipient the right to purchase common stock. Shares received or purchased pursuant to a Stock Right are subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement shall give the Company a reacquisition option exercisable upon the voluntary or involuntary termination of the recipient's employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the Company shall be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired pursuant thereto (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 1997 Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the 1997 Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and shall release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company that is not a change of control, each outstanding option or Stock Right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options or Stock Rights or to substitute substantially equivalent options or rights, the optionee shall fully vest in and have the right to exercise the option or Stock Right as to all of the optioned stock and any restrictions shall lapse with respect to restricted stock. In such event, the Administrator shall notify the optionee that the option or Stock Right is fully vested and exercisable for fifteen (15) days from the date of such notice, that the option or Stock Right shall terminate upon expiration of such period, and that all restrictions have lapsed with respect to their restricted shares.

     In connection with any change of control of the Company, the optionee shall fully vest in and have the right to exercise the optionee's options or Stock Rights as to all of the optioned stock, and any restrictions shall lapse with respect to any unreleased restricted stock. In such event, the Administrator shall notify the optionee that the option or Stock Right is fully vested and exercisable for fifteen (15) days from the date of such notice, that the option or Stock Purchase Right shall terminate upon expiration of such period, and that restrictions have been released on restricted shares. A change of control is defined to include certain mergers, asset sales, or consolidations, the acquisition of more than fifty percent (50%) of the Company by any person or certain changes in the composition of the Board of Directors.

     Amendment and Termination of the 1997 Plan. The Board may amend, alter, suspend or terminate the 1997 Plan, or any part thereof, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the 1997 Plan without the written consent of the optionee/recipient. Unless terminated earlier, the 1997 Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. Upon exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Rights. Restricted stock is generally acquired pursuant to Stock Rights. At the time of acquisition, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to reacquire the stock upon the recipient's termination of employment with the Company. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price (if any) and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of acquisition his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

     The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options, and upon recipients of Stock Rights, under the 1997 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting will be required to approve the adoption of the 1997 Stock Plan.

     The Board of Directors recommends that stockholders vote "FOR" the approval of the Company's 1997 Stock Plan.

                                     ITEM 3

             SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Ernst & Young LLP, independent certified public accountants, has served as the Company's principal independent auditors since 1972, and is familiar with the business and operations of the Company and its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and will be available to answer appropriate questions.

     On November 7, 1996, upon recommendation of its Audit Committee, the Board of Directors approved the firm of Ernst & Young LLP to be the Company's independent certified public accountants for the year 1997, to audit the books of account and records of the Company and to make a report thereon to the stockholders and the Board of Directors. Selection of Ernst & Young LLP as the Company's auditors for the year 1997 will be submitted to the stockholders for their approval at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

            ANNUAL REPORT TO STOCKHOLDERS AND ADDITIONAL INFORMATION

     The Annual Report of the Company for the fiscal year ended December 31, 1996 was mailed on or about April 10, 1997 to stockholders of record on March 21, 1997. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material, except as otherwise expressly provided.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY STOCKHOLDER WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, WITHOUT EXHIBITS. REQUESTS SHOULD BE DIRECTED TO ALAN W. FAIGIN, SECRETARY OF THE COMPANY, AT 2020 SANTA MONICA BOULEVARD, 6TH FLOOR, SANTA MONICA, CA 90404.

            1998 ANNUAL MEETING -- RECEIPT OF STOCKHOLDER PROPOSALS

     Any stockholder proposal must be submitted in writing to the Secretary of the Company at 2020 Santa Monica Boulevard, 6th Floor, Santa Monica, CA 90404, and received by December 21, 1997 if it is to be considered for inclusion in the Company's 1998 proxy materials.

                                 OTHER MATTERS

     The Board of Directors does not know of any matter to be presented for consideration at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If any such other business should properly come before the meeting, the shares represented at the meeting by the proxies and voting instructions solicited hereby will be voted in accordance with the judgment of the proxy holders.

                                          By Order of the Board of Directors


                                          /s/ ALAN W. FAIGIN
                                          ----------------------------
                                          Alan W. Faigin, Secretary


Dated: April 10, 1997

                          FREMONT GENERAL CORPORATION
                                1997 STOCK PLAN


         1.      Purposes of the Plan.  The purposes of this Stock Plan are:

                 o to attract and retain the best available personnel for positions of substantial responsibility,

                 o to provide additional incentive to Employees, Directors and Consultants, and

                 o  to promote the success of the Company's business.

         Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Rights may also be granted under the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

                 (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                 (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Rights are, or will be, granted under the Plan.

                 (c)      "Board" means the Board of Directors of the Company.

                 (d) "Code" means the Internal Revenue Code of 1986, as amended.

                 (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

                 (f)      "Common Stock" means the common stock of the Company.

                 (g) "Company" means Fremont General Corporation, a Nevada corporation.

                 (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

                 (i)      "Director" means a member of the Board.

                 (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                 (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i)    If the Common Stock is listed on any
established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                          (ii)    If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                         (iii)    In the absence of an established market for
the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                 (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                 (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                 (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Right grant.

                 (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                 (r) "Option" means a stock option granted pursuant to the Plan.

                 (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                 (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

                 (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Right.

                 (v) "Optionee" means the holder of an outstanding Option or Stock Right granted under the Plan.

                 (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                 (x)      "Plan" means this 1997 Stock Plan.

                 (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Right under Section 11 of the Plan.

                 (z) "Restricted Stock Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock received under a Stock Right. The Restricted Stock Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

                 (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor rule or provision.

                 (bb)     "Section 16(b)" means Section 16(b) of the Exchange
Act.

                 (cc) "Service Provider" means an Employee, Director or Consultant.

                 (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

                 (ee) "Stock Right" means a right to acquire Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

                 (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.      Stock Subject to the Plan.  Subject to the provisions of
Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,350,000 Shares, plus (a) any Shares which have been reserved but not issued under the Company's Amended Non-Qualified Stock Option Plan of 1989 (the "1989 Plan") as of the date of shareholder approval of this Plan, (b) any Shares returned to the 1989 Plan as a result of termination of options under the 1989 Plan and (c) an annual increase to be added on each anniversary date of the adoption of the Plan equal to the lesser of (i) the number of Shares subject to Options and Stock Rights granted in the preceding year or (ii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option or Stock Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are reacquired by the Company at their original purchase price (if any), such Shares shall become available for future grant under the Plan.

         4.      Administration of the Plan.

                 (a)      Procedure.

                           (i)    Multiple Administrative Bodies.  The Plan may
be administered by different Committees with respect to different groups of Service Providers.

                          (ii)    Section 162(m). To the extent that the
Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                         (iii)    Rule 16b-3.  To the extent desirable to
qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                          (iv)    Other Administration.  Other than as provided
above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

                 (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                           (i)    to determine the Fair Market Value;

                          (ii)    to select the Service Providers to whom
Options and Stock Rights may be granted hereunder;

                         (iii)    to determine the number of shares of Common
Stock to be covered by each Option and Stock Right granted hereunder;

                          (iv)    to approve forms of agreement for use under
the Plan;

                           (v)    to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any Option or Stock Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Right of the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                          (vi)    to reduce the exercise price of any Option or
Stock Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Right shall have declined since the date the Option or Stock Right was granted;

                         (vii)    to institute an Option Exchange Program;

                        (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                          (ix)    to prescribe, amend and rescind rules and
regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                           (x)    to modify or amend each Option or Stock Right
(subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                          (xi)    to allow Optionees to satisfy withholding tax
obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                         (xii)    to authorize any person to execute on behalf
of the Company any instrument required to effect the grant of an Option or Stock Right previously granted by the Administrator;

                         (xiii)    to make all other determinations deemed
necessary or advisable for administering the Plan.

                 (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Rights.

         5. Eligibility. Nonstatutory Stock Options and Stock Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

         6.      Limitations.

                 (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                 (b) Neither the Plan nor any Option or Stock Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

                 (c)      The following limitations shall apply to grants of
Options:

                           (i)    No Service Provider shall be granted, in any
fiscal year of the Company, Options to purchase more than 350,000 Shares.

                          (ii)    In connection with his or her initial
service, a Service Provider may be granted Options to purchase up to an additional 50,000 Shares which shall not count against the limit set forth in subsection (i) above.

                         (iii)    The foregoing limitations shall be adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 13.

                          (iv)    If an Option is cancelled in the same fiscal
year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

         7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

         8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

         9.      Option Exercise Price and Consideration.

                 (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                           (i)    In the case of an Incentive Stock Option

                                  (A)      granted to an Employee who, at the
time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                  (B)      granted to any Employee other than
an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                          (ii)    In the case of a Nonstatutory Stock Option,
the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                         (iii)    Notwithstanding the foregoing, Options may be
granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

                 (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

                 (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                           (i)    cash;

                          (ii)    check;

                         (iii)    promissory note;

                          (iv)    other Shares which (A) in the case of Shares
acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                           (v)    consideration received by the Company under a
cashless exercise program implemented by the Company in connection with the Plan;

                          (vi)    a reduction in the amount of any Company
liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                         (vii)    any combination of the foregoing methods of
payment; or

                        (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

         10.     Exercise of Option.

                 (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                          An Option shall be deemed exercised when the Company
receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.
Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.
Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the

Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

                          Exercising an Option in any manner shall decrease the
number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                 (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                 (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                 (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                 (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

         11.     Stock Rights.

                 (a) Grant. Stock Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares subject to the Stock Right, the price to be paid (if any), and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Agreement in such form as is determined by the Administrator.

                 (b) Reacquisition Option. Unless the Administrator determines otherwise, the Restricted Stock Agreement shall grant the Company a reacquisition option exercisable upon the voluntary or involuntary termination of the recipient's status as a Service Provider for any reason (including death or Disability) . The reacquisition price (if any) for Shares reacquired pursuant to the Restricted Stock Agreement shall be determined by the Administrator and may be paid by cancellation of any indebtedness of the recipient to the Company. The reacquisition option shall lapse at a rate determined by the Administrator.

                 (c) Other Provisions. The Restricted Stock Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

                 (d) Rights as a Shareholder. Once Restricted Stock is acquired pursuant to a Stock Right, the recipient shall have rights equivalent to those of a shareholder, and shall be a shareholder when his or her acquisition is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance of Common Stock pursuant to a Stock Right, except as provided in Section 13 of the Plan.

         12. Non-Transferability of Options and Stock Rights. Unless determined otherwise by the Administrator, an Option or Stock Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Right transferable, such Option or Stock Right shall contain such additional terms and conditions as the Administrator deems appropriate.

         13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                 (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Right.

                 (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company reacquisition option applicable to any Shares acquired upon exercise of an Option or Stock Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Right will terminate immediately prior to the consummation of such proposed action.

                 (c) Merger or Asset Sale. Subject to Section 13(d), in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, and any Company reacquisition option applicable to any Shares acquired upon exercise of an Option or Stock Right shall lapse as to all such Shares. If an Option or Stock Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Right, for each Share of Optioned Stock subject to the Option or Stock Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                 (d) Change of Control. In the event of a Change of Control (as defined below), the Optionee shall fully vest in and have the right to exercise the Option or Stock Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, and any Company reacquisition option applicable to any Shares acquired upon exercise of an Option or Stock Right shall lapse as to all such Shares. If an Option or Stock Right becomes fully vested and exercisable as the result of a Change of Control, the Administrator shall notify the Optionee in writing or electronically prior to the Change of Control that the Option or Stock Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Right shall terminate upon the expiration of such period. For purposes of this Agreement, a "Change of Control" means the happening of any of the following events:

                           (i)    When any "person," as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

                          (ii)    The shareholders of the Company approve a
merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

                         (iii)    A change in the composition of the Board of
Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

         14. Date of Grant. The date of grant of an Option or Stock Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

         15.     Amendment and Termination of the Plan.

                 (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                 (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

                 (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

         16.     Conditions Upon Issuance of Shares.

                 (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Right unless the exercise of such Option or Stock Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                 (b) Investment Representations. As a condition to the exercise of an Option or Stock Right, the Company may require the person exercising such Option or Stock Right to represent and warrant at the time of any such exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

PROXY


         [LOGO]   FREMONT GENERAL CORPORATION
                  C/O CHASEMELLON SHAREHOLDER SERVICES
                  P.O. Box 1515
                  New York, NY 10277-1515

                  Board of Directors Proxy
                  ANNUAL MEETING OF STOCKHOLDERS: May 8, 1997

John A. Donaldson and Raymond G. Meyers, or either of them, with full power of substitution, are hereby appointed by the signatory of this Proxy to vote all shares of Common Stock held by the signatory on March 21, 1997 at the Annual Meeting of Stockholders of Fremont General Corporation, or any postponement or adjournment thereof, on each of the items on the reverse side and in accordance with the directions given there and, in their discretion, on all other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof.


      THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE
        OR IF NO DIRECTION IS GIVEN WILL BE VOTED FOR ITEMS 1, 2 AND 3.


            (Continued, and to be dated and signed on reverse side)


                           -- FOLD AND DETACH HERE --

                                                          Please mark  ---
                                                            your vote   X
                                                              as this  ---

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

                                                                   WITHHOLD
                                                                  AUTHORITY
                                                                 to vote for
                                                        FOR      ALL nominees

Item 1.  ELECTION OF DIRECTORS                          ---          ---
         Duly nominated: J. A. McIntyre, W. R. Bailey,
         H. I. Flournoy, C. D. Kranwinkle,              ---          ---
         D. W. Morrisroe, L. J. Rampino, D. C. Ross

         Withhold authority to vote for the following nominee(s):

         ---------------------------------------------------------

                                                      FOR   AGAINST   ABSTAIN
Item 2.  Approval of 1997 Stock Plan.                 ---     ---       ---

                                                      ---     ---       ---

                                                      FOR   AGAINST   ABSTAIN
Item 3.  Ratification of appointment of               ---     ---       ---
         Ernst & Young LLP as independent
         auditors.                                    ---     ---       ---

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
   MAY 8, 1997 ANNUAL MEETING OF STOCKHOLDERS OF FREMONT GENERAL CORPORATION.

                   See other side for important information.

Signature(s):_______________________________________________ Dated: ___________

Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                           -- FOLD AND DETACH HERE --






                                  RESERVE SIDE

                     YOUR VOTE IS IMPORTANT TO THE COMPANY

        PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.